Exhibit 99.1

SeaChange International Reports Fiscal Second Quarter 2021 Financial Results

WALTHAM, MA – September 8, 2020 – SeaChange International Inc. (NASDAQ: SEAC), a leading provider of video delivery platforms, today reported financial results for the fiscal second quarter ended July 31, 2020.

Management Commentary

“As expected, our business continued to be impacted by COVID-19 during the second quarter, as our customers and prospective customers held off on making new technology investments and deployment decisions in favor of supporting their existing operations and infrastructure through the ongoing uncertainty,” said SeaChange CEO Yossi Aloni. “In response, the decisive measures we have implemented since March have optimized our cost-structure and improved our liquidity position and resources, and positioned us to ensure SeaChange emerges from the pandemic in a strong financial and operational position.

“From a sales perspective, while online video collaboration tools have allowed us to temporarily supplement in-person meetings, on-premise proof-of-concepts remain a critical step in our go-to-market strategy. These hands-on experiences allow us to demonstrate the value of our platform to existing customers and prospective customers in a way that is not currently available to us online. These demonstrations proved to be incredibly effective pre-COVID as evidenced by the 26 Framework wins we secured in fiscal 2020. However, while travel restrictions and work-from-home mandates globally have greatly limited our access to customer sites, our recently expanded partnership with Amazon Web Services (AWS) has opened up several new cloud opportunities, allowing us to circumvent the need for on-site visits to certain prospective customers.

“In addition to our partnership with AWS, we continue to gain traction with our new Ad Insertion module. We believe this application has the power to revolutionize the TV advertising industry by enhancing providers’ ability to monetize the approximately $10 billion of TV ads that go unsold annually without the need for salespeople through our automated auction platform ‘Unsold.’

“As we enter the second half of the fiscal year, we are starting to see overall customer engagement pick up as companies look to take advantage of the accelerating demand for streaming services globally and prepare for calendar 2021. Our current revenue backlog, expanded pipeline of opportunities and industry-leading Framework platform give us confidence in a strong, incrementally improved second half of the fiscal year, both from a top and bottom line perspective. We currently expect to generate revenue growth in the second half of fiscal 2021 compared to the first half of fiscal 2021. Our leadership team and board, including our newest director Julien Singer, continue to have the utmost confidence in our near- and long-term plan, which we believe will put SeaChange in the best possible position to capitalize on the abundant opportunities in front of us and deliver profitable growth in the years ahead.”

Second Quarter Fiscal 2021 Operational Highlights

•

Secured a new win with a U.S.-based regional cable television provider for the Framework video delivery platform. Since SeaChange launched the Framework platform in March 2019, the Company has secured 29 wins with an aggregate total contract value of approximately $62 million.

•	Expanded relationship with Amazon Web Services (AWS) to provide new functionalities for SeaChange’s Framework platform with AWS machine learning (ML) services.
•	Ongoing cost-optimization measures produced a 9% sequential decrease and 31% year-over-year decrease in operating expenses in the fiscal second quarter of 2021.

Second Quarter Fiscal 2021 Financial Results

•

Total revenue was $5.0 million compared to $18.8 million in the same period last year. Product revenue was $1.1 million (or 21% of total revenue) compared to $12.0 million (or 64% of revenue) in the same period last year. Service revenue was $3.9 million (or 79% of total revenue) compared to $6.8 million (or 36% of total revenue) in the same period last year.

•	Revenue backlog at quarter end was $20.9 million compared to $16.0 million at the end of the second quarter of fiscal 2020.
•	Gross profit was $1.8 million (or 36% of total revenue) compared to $10.9 million (or 58% of total revenue) in the same period last year.
•	Total operating expenses were $8.0 million compared to $11.5 million in the same period last year.
•	GAAP loss from operations totaled $6.2 million compared to a loss of $659,000 in the same period last year.
•	Non-GAAP loss from operations totaled $5.1 million, or $(0.14) per basic share, compared to non-GAAP income from operations of $991,000, or $0.03 per fully diluted share, in the same period last year.
•	GAAP net loss totaled $5.8 million, or $(0.15) per basic share, compared to a loss of $174,000, or $(0.00) per basic share, in the same period last year.
•

Cash, cash equivalents, and marketable securities totaled $9.8 million at quarter-end. Management currently believes the Company’s liquidity position, resources and recently implemented cost-reduction measures will enable the Company to execute its growth strategy.

•

Received a loan under the Paycheck Protection Program of approximately $2.4 million. Based on the current forgiveness rules and published guidelines, management expects that most of the loan will be eligible for forgiveness at the end of the measurement period.

Six Month Fiscal 2021 Financial Results

•

Total revenue was $11.9 million compared to $27.3 million in the same period last year. Product revenue was $4.2 million (or 35% of total revenue) compared to $13.1 million (or 48% of revenue) in the same period last year. Service revenue was $7.7 million (or 65% of total revenue) compared to $14.2 million (or 52% of total revenue) in the same period last year.

•	Gross profit was $4.3 million (or 36% of total revenue) from $13.8 million (or 51% of total revenue) in the same period last year.
•	Total operating expenses were $16.8 million compared to $23.1 million in the same period last year.
•	GAAP loss from operations totaled $12.5 million compared to a loss of $9.3 million in the same period last year.

•	Non-GAAP loss from operations totaled $10.3 million, or $(0.27) per basic share, compared to a loss of $6.5 million or $(0.18) per basic share, in the same period last year.
•	GAAP net loss totaled $12.3 million, or $(0.33) per basic share compared to a loss of $11.0 million, or $(0.30) per basic share, in the same period last year.

Business Outlook

Based on the Company’s sales pipeline and backlog, management currently expects to generate revenue growth in the second half of fiscal 2021 compared to the first half of fiscal 2021.

Conference Call

SeaChange will host a conference call today (September 8, 2020) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results.

SeaChange management will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-8037

International number: 201-689-8037

Meeting Number: 13708779

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of SeaChange’s website. To accompany the call, SeaChange will make available a supplemental slide deck and management’s prepared remarks, both of which will be posted in the investors section of SeaChange’s website prior to the call.

About SeaChange International, Inc.

SeaChange International (NASDAQ: SEAC) powers hundreds of cloud and on-premises platforms with live TV and video on demand (VOD) for more than 50 million subscribers worldwide. SeaChange's end-to-end solution, the Framework, enables operators and content owners to cost-effectively launch a direct-to-consumer video service. This includes back-office, media asset management, ad management, analytics and a client application for set-top boxes (STB), Smart-TVs and mobile devices. Framework is available as a product or managed service, and can be deployed on-premises, in the cloud or as a hybrid. For more information, please visit www.seachange.com.

Safe Harbor Provision

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date.  Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the Company’s ability to emerge from the pandemic in a strong financial and operational position; the Company’s ability to circumvent the need for on-site access to certain prospective customers in light of the Company’s recently expanded partnership with Amazon Web Services; the increase in customer engagement in the second half of the fiscal year; the Company’s current revenue backlog, expanded pipeline of opportunities and industry-leading Framework platform leading to a strong, incrementally improved second half of the fiscal year; the Company’s ability to generate revenue growth in the second half of fiscal 2021 and to realize non-GAAP operating income in the fiscal fourth quarter; the likelihood that the Company’s current initiatives will position it for profitable growth in the years ahead; the Company’s ability to provide detailed fiscal 2021 guidance in the future; the overall duration and effect of the COVID-19 pandemic on our business and that of our customers and the video delivery technology industry as a whole; the Company’s ability to execute its growth strategy, in light of its current resources and recent cost reduction measures; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements.  Risks that could cause actual results to differ include, but are not limited to: the impact of COVID-19 on our business and the economies in which we operate; the continued spending by the Company's customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the manner in which the multiscreen video and over-the-top markets develop; the Company's ability to compete in the software marketplace; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria in a given fiscal quarter; the cancellation or deferral of purchases of the Company's products; any decline in demand or average selling prices for our products and services; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; the ability of the Company to use its net operating losses, including the potential impact on these losses resulting from the Coronavirus Aid, Relief, and Economic Security (CARES) Act; the impact of changes in the market on the value of our investments; changes in the regulatory environment; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover
Gateway Investor Relations
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	July 31, 2020	January 31, 2020
Assets
Cash and cash equivalents	$7,655	$9,297
Marketable securities	2,141	4,617
Accounts and other receivables, net	6,011	12,127
Unbilled receivables	20,965	23,310
Prepaid expenses and other current assets	4,928	5,112
Property and equipment, net	636	554
Goodwill and intangible assets, net	12,309	12,075
Other assets	6,336	5,798
Total assets	$60,981	$72,890
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$12,980	$16,341
Deferred revenue	5,097	6,181
Deferred tax liabilities and income taxes payable	524	436
Promissory note	2,413	—
Total liabilities	21,014	22,958
Total stockholders' equity	39,967	49,932
Total liabilities and stockholders' equity	$60,981	$72,890

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2020	2019	2020	2019
Revenue:
Product	$1,066	$11,968	$4,164	$13,147
Service	3,929	6,844	7,746	14,150
Total revenue	4,995	18,812	11,910	27,297
Cost of revenue:
Product	788	3,039	2,368	3,948
Service	2,393	4,885	5,219	9,553
Total cost of revenue	3,181	7,924	7,587	13,501
Gross profit	1,814	10,888	4,323	13,796
Operating expenses:
Research and development	3,360	3,775	7,526	8,027
Selling and marketing	1,728	2,963	3,854	5,815
General and administrative	2,367	4,150	4,421	8,399
Severance and restructuring costs	543	659	1,029	870
Total operating expenses	7,998	11,547	16,830	23,111
Loss from operations	(6,184)	(659)	(12,507)	(9,315)
Other income (expense), net	373	(78)	165	(1,869)
Loss before income taxes	(5,811)	(737)	(12,342)	(11,184)
Income tax benefit	45	563	66	161
Net loss	$(5,766)	$(174)	$(12,276)	$(11,023)
Net loss per share, basic	$(0.15)	$—	$(0.33)	$(0.30)
Net loss per share, diluted	$(0.15)	$—	$(0.33)	$(0.30)
Weighted average common shares outstanding, basic	37,527	36,602	37,376	36,532
Weighted average common shares outstanding, diluted	37,527	36,602	37,376	36,532

Comprehensive loss:
Net loss	$(5,766)	$(174)	$(12,276)	$(11,023)
Other comprehensive income, net of tax:
Foreign currency translation adjustment	1,665	133	1,641	1,340
Unrealized (losses) gains on marketable securities	(13)	25	(4)	60
Total other comprehensive income	1,652	158	1,637	1,400
Comprehensive loss	$(4,114)	$(16)	$(10,639)	$(9,623)

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Six Months Ended July 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(12,276)	$(11,023)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	725	1,093
(Recovery of) provision for bad debts	(216)	388
Stock-based compensation expense	617	197
Deferred income taxes	186	(203)
Realized and unrealized foreign currency transaction loss	1,641	1,340
Other	(3)	67
Changes in operating assets and liabilities:
Accounts receivable	6,332	8,482
Unbilled receivables	2,345	(6,598)
Inventory	—	726
Prepaid expenses and other current assets and other assets	291	196
Accounts payable	(1,290)	1,350
Accrued expenses and other liabilities	(2,814)	(2,463)
Deferred revenue	(1,084)	(1,590)
Net cash used in operating activities	(5,546)	(8,038)
Cash flows from investing activities:
Purchases of property and equipment	(202)	(153)
Cash paid for acquisitions, net	—	(3,838)
Purchases of marketable securities	—	(823)
Proceeds from sales and maturities of marketable securities	2,476	1,593
Net cash provided by (used in) investing activities	2,274	(3,221)
Cash flows from financing activities:
Proceeds from issuance of common stock	137	9
Repurchases of common stock	(80)	(142)
Proceeds from Paycheck Protection Program	2,413	—
Net cash provided by (used in) financing activities	2,470	(133)
Effect of exchange rate on cash and cash equivalents	(840)	277
Net decrease in cash, cash equivalents and restricted cash	(1,642)	(11,115)
Cash, cash equivalents and restricted cash at beginning of period	9,297	20,317
Cash, cash equivalents and restricted cash at end of period	$7,655	$9,202
Supplemental disclosure of cash flow information
Income taxes paid	$92	$76
Non-cash activities:
Purchases of property and equipment included in accounts payable	$—	$58
Right-of-use assets obtained in exchange for lease obligations	$987	$2,048
Fair value of common stock issued in acquisition	$—	$874

Non-GAAP Measures

We define non-GAAP income (loss) from operations as U.S. GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, non-operating expense professional fees, severance and other restructuring costs, loss on impairment of goodwill and long-lived assets, other expense, net, and income tax (benefit) provision. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP income (loss) from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP income (loss) from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP income (loss) from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP income (loss) from operations for the three and six months ended July 31, 2020.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2020	2019	2020	2019
	(Amounts in thousands)		(Amounts in thousands)
GAAP net loss	$(5,766)	$(174)	$(12,276)	$(11,023)
Other expense, net	(373)	78	(165)	1,869
Income tax benefit	(45)	(563)	(66)	(161)
GAAP loss from operations	$(6,184)	$(659)	$(12,507)	$(9,315)
Amortization of intangible assets	299	299	583	598
Stock-based compensation	260	631	617	197
Professional fees - other	—	61	—	1,180
Severance and other restructuring costs	543	659	1,029	870
Non-GAAP loss (income) from operations	$(5,082)	$991	$(10,278)	$(6,470)

Net loss per share per non-GAAP loss (income) from operations, basic	(0.14)	0.03	(0.27)	(0.18)
Net loss per share per non-GAAP loss (income) from operations, diluted	(0.14)	0.03	(0.27)	(0.18)
Weighted average common shares outstanding, basic	37,527	36,602	37,376	36,532
Weighted average common shares outstanding, diluted	37,527	36,921	37,376	36,532

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
	(Amounts in thousands)		(Amounts in thousands)
Product revenue:
Framework	$365	$8,244	$1,333	$8,244
OVP and other	575	1,367	1,412	2,458
Hardware	126	2,357	1,419	2,445
Total product revenue	1,066	11,968	4,164	13,147
Service revenue:
Maintenance and support	2,608	5,008	5,213	10,236
Framework and support services	961	111	1,909	111
Professional services and other	360	1,725	624	3,803
Total service revenue	3,929	6,844	7,746	14,150
Total revenue	$4,995	$18,812	$11,910	$27,297